Exhibit 7.01
                                                                    ------------

                               Dated 20 June 1996
                               ------------------




                                THE ABALON GROUP

                      -------------------------------------

                            SHARE PURCHASE AGREEMENT

                     --------------------------------------

                                     BETWEEN

                                   PER EDSTROM
                                 ORJAN GRINNDAL
                                 HENRIK LINDBERG

                                       AND

                            ASTEA INTERNATIONAL INC.









                                                               Baker & McKenzie
                                                             Eriksbergsgatan 46
                                                                   PO Box 26163
                                                               100 41 Stockholm
                                                                         Sweden
                                                            Tel:  46 8 676 7700




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                            SHARE PURCHASE AGREEMENT

This Share Purchase Agreement is made this 20 day of June, 1996, between:

Per Edstrom
Orjan Grinndal
Henrik Lindberg
(each a "Seller" and collectively "Sellers")

and

ASTEA INTERNATIONAL INC. (the "Buyer" or "Astea").

         RECITALS

A. Sellers are the registered shareholders of all the issued and outstanding Shares (each a "Share", collectively the "Shares") of Bebalon AB, 556502-4972, (the "Parent Company") which is the sole registered Shareholder of all the issued and outstanding shares of E.L.G. Data AB, 556327-4066, which is the sole registered shareholder of all the issued and outstanding shares of Abalon AB, 556329-9741, (the "Company"), Shareholders of the Parent Company are allocated as follows:

Per Edstrom                    170 Shares            approx. 33.3 %
Orjan Grinndal                 170 Shares            approx. 33.3 %
Henrik Lindberg                170 Shares            approx. 33.3 %
Total                          510 Shares            100 %

Further particulars of the Group, as defined below, are set out in Exhibit 1.


                                                                               3

B. Sellers wish to sell and Buyer wishes to purchase the Shares and therefore acquire all of the outstanding equity securities of all types of the Parent Company and therefore acquire, through various subsidiaries, the Company.

C. Buyer has based its decision to purchase the Shares for the Purchase Price on the business, operations and affairs and conditions of the Company, and upon a due diligence of the Group undertaken by Buyer, Arthur Andersson & Co. Revisionsbyra AB and Baker & McKenzie Advokatbyra KB, and subject to the warranties and conditions set forth in this Agreement. In said due diligence Baker & McKenzie Advokatbyra has received copies of the documents listed in
Exhibit 2a.

D. The Sellers have based their decision to sell the Shares for the Purchase Price on the presentation made by the Buyer and subject to the representations and warranties set forth in this Agreement.

The Parties therefore agree as follows:

1.        DEFINITIONS

1.1 In addition to the definitions in other Articles in this Agreement the following terms shall have the meaning as defined below.

"Accounting Date" means 31 December 1995;

"Agreement Date" means the date of this Agreement;

"Audited Financial Statements" means the audited consolidated financial statements of the Company comprising the consolidated balance sheet and profit and loss account and cash flow statements of the Company together with notes and directors' and auditors' reports for the accounting reference period ended on the Accounting Date, attached as Exhibit 3;



                                                                               4


"Auditors" means Price Waterhouse Revisionsbyra AB with Christer Nirland as responsible auditor;

"Business" means the business of each Group Company as defined in the articles of association (Sw. "bolagsordning") of each Group Company and other activites of the Group at the locations listed in Exhibit 4;

"Closing" means completion of the Sale;

"Closing Date" means on or before June 28, 1996 as the parties may agree;

"Confidential Information" means all information which is a business or trade secret in the business of a Party and its affiliates, including, without limitation, technology, market, and business information, know-how, trade secrets, pricing, products, processes, business strategies, information concerning research, customer lists, supplier lists, marketing plans, product development, manner of operation or financial condition or prospects. Confidential information does not include any information which (i) at the time of disclosure is in the public domain; (ii) after disclosure has become part of the public domain by publication or otherwise, except by breach of this Agreement by the receiving Party; (iii) the receiving Party can establish by competent proof was in its possession at the time of disclosure; (iv) the receiving Party receives, without restriction, from a third party, provided that such information was not obtained by said third party directly or indirectly from the disclosing Party under an obligation of confidence; (v) the receiving Party independently develops without the use of the disclosures hereunder or
(vi) is required to be disclosed by any Party by law or regulation having force of law;

"Employees" means all employees of each Group Company, as listed in Exhibit 6;

"Escrow Account" means the Account as defined in Exhibit 12;

"Escrow Agreement" means the escrow arrangement covering the Holdback Shares, substantially in the form of Exhibit 12;




                                                                               5

"Executive Agreements" means the employment agreements to be entered into between the Company and each Seller being an individual, as attached in Exhibit 13a-c;

"Financial Statements" means the Audited Financial Statements and the Unaudited Financial Statements;

"Group" means all companies listed in Exhibit 1 with the exception of Xplan Affarsutveckling AB;

"Group Company" means any of the companies listed in Exhibit 1 with the exception of Xplan Affarsutveckling AB;

"Intellectual Property" means trade marks, trade names, moral rights, rights of trade dress, privacy or publicity, copyrights, patents, patent applications and other intellectual property rights, and license or contract rights relating to the foregoing;

"Laws" means any of the following which are in effect on or prior to the Agreement Date, including any amendment of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement or promulgation and in each case in force prior to the Agreement Date with regard to the Sellers in the countries of EU and Norway and with regard to the Buyer in the U.S.: any statute, law, act, ordinance, code, resolution, rule, regulation, order, decree or judgement;

"Licenses" means all the licenses and consents necessary to operate the Group Companies and to carry on the Business, including licenses to Intellectual Property;

"Liens" means liens, security interests, mortgages, pledges, charges and other encumbrances of a similar nature;

"Purchase Price" has the meaning set out in Section 2.2;



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"Sale" means the sale and purchase of the Shares contemplated by this Agreement;

"Taxes" means all taxes of any nature, including but not limited to income, excise, withholding, value-added, payroll, and real and personal property taxes and any interest or penalties on these;

"Unaudited Financial Statements" means the unaudited management accounts of the Company comprising the balance sheet and profit and loss account of the Company for the period 1 January - 31 March 1996, attached as Exhibit 5.

2.        TERMS OF SALE

2.1 On the Closing Date, Sellers shall sell to Buyer and Buyer shall buy the Shares. Each Seller hereby waives all restrictions on transfer (including but not limited to pre-emption rights and rights of first refusal in the Company's Articles of Association and in any shareholders agreement among Sellers) of the Shares.

2.2 Purchase Price. As of the Closing Date, by virtue of the transaction, Buyer shall pay for the shares to be sold by the Sellers hereunder (the "Purchase Price") as follows: (i) the Buyer shall deliver to the Sellers an aggregate of US$ eight million five hundred fifty thousand (8,550,000) (the "Cash Consideration") in immediately available funds, to be divided among the Sellers as their interests appear in the Parent Company as outlined above; and (ii) such number of shares of Common Stock of Astea (the "Share Consideration") as shall equal US $ six million (6,000,000) divided by the average of the per share closing sale prices of Astea Common Stock on the NASDAQ National Market System on the 20 trading days ending one trading day prior to the Closing ("Closing Date Price"); provided, however, that the Share Consideration shall not be (a) less than 200,668 shares of Astea Common Stock or (b) more than 271,493 shares of Astea Common Stock. The Share Consideration shall be divided among the Sellers as their interests appear in the Parent Company. The Purchase Price as defined herein shall also include 35,000 Stock Options per Seller in accordance with the Stock Option Agreement.




                                                                               7

As soon as practicable after the Closing Date, Buyer shall make available, and each Seller will be entitled to receive certificates representing the number of shares of Astea Common Stock that such Seller is entitled to receive pursuant to this Agreement; provided, however, that the certificates representing the Holdback Shares, as defined below, shall be held in escrow in accordance with the Escrow Agreement. The shares of Astea Common Stock that each Seller shall be entitled to receive pursuant to the Transaction shall be deemed to have been issued to the Sellers at the Closing Date.

3.         CLOSING

3.1 On the Closing Date the Parties shall arrange for the performance of the following acts, each of which shall be deemed to have been made subject to and simultaneously with the due performance of all other such acts.

3.2 Each Seller shall deliver to Buyer:

3.2.1 the certificates representing all his Shares duly endorsed to Buyer with all attached coupons;

3.2.2 jointly with the other Sellers:

                  (a) the share ledger of the Parent Company;

                  (b) all shares and share ledgers of each of the other Group Companies;

                  (c) duly executed Executive Agreements between the Company and each of the individual Sellers attached as Exhibit 13a-c;

                  (d) duly executed Escrow Agreement among the Buyer and the Sellers;




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                  (e) duly  executed  Registration  Rights  Agreement  among the
                  Buyer and the Sellers.

                  (f) unconditional waiver by Sellplan Affarsutveckling AB to exercise the right to cancel the Shareholders Agreement with the Company regarding the shares in Xplan Affarsutveckling AB.

3.3 Buyer shall be entered into Parent Company's share ledger as the sole owner of all Shares.

3.4 Each Seller and Buyer shall execute the Escrow Agreement.

3.5 Each Seller and Buyer shall execute the Registration Rights Agreement attached as Exhibit 9.

3.6 Each Seller and Buyer shall execute the Stock Option Agreement.

3.7 An extra general meeting shall be held in each Group Company, at which Buyer shall vote for all the shares. At the meeting, all Directors shall resign from the board of each Group Company with the exception of the Company where one Seller shall remain as a Director on the Company's board. Sellers shall procure that the resigning Directors shall have no claim against any Group Company for board directorship fees or any other compensation. Buyer shall nominate directors and auditors and such nominees shall be elected.

3.8 The election of new directors and auditors shall be filed by Buyer for registration.

3.9 The Sellers shall have the right to prepare a closing balance sheet as of 30 June, 1996 and have such closing balance sheet audited by the Auditors at the cost of the Sellers.



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4.         WARRANTIES OF SELLER

Sellers  jointly as of  Closing,  warrant   to Buyer  with  regard to each Group
Company that:

4.1 The particulars of the Group set out in Exhibit 1 are true and accurate. Sellers own, directly or indirectly, all the shares set out in Exhibit 1 in the Group, free of any Liens or any option rights, rights of first refusal, redemption rights or any other restrictions on transfer. No Seller has any contracts or commitments for the disposal of any Share and each Seller has good and marketable title to his Shares and full right and power to sell, assign and transfer the Shares to Buyer.

4.2 Each Group Company is duly organized, existing and in good standing under the laws of Sweden, and has the legal authority to own its properties and carry on its business as now conducted. Exhibit 2b contains copies of the certificates of registration and articles of association of each Group Company. Each Group Company has complied with and is not in default in any material respect under any Laws applicable with respect to its business or property. There is no requirement for Buyer to pay additional share capital into the Parent Company or for the Parent Company to pay additional share capital into any other Group Company. All shares of the Group Company are valid, fully paid and have been issued in compliance with the laws of Sweden. There are no outstanding subscriptions, options, conversion rights or other agreements obligating any Group Company to issue any additional shares.

4.3 Except as set forth on Schedule 4.3, the performance of this Agreement and the consummation of the transactions contemplated hereby will not to the best of Sellers' knowledge (i) constitute a violation of any provision of Law or any regulation or rule of any governmental authority, (ii) require any consent (the consent of all such persons to be duly obtained by the Group at or prior to the Closing), approval or filing with any entity or regulatory authority except for potential notification if so required under the Swedish Competition Act , (iii) result in a default under any agreement, to which any Group is a party or by which it is bound or to which any assets of a Group Company are subject, (iv) result in the creation of any Lien upon the assets of any Group Company.

4.4 Sellers' execution and performance of this Agreement will not constitute a violation of the articles of association of the Parent Company or any Group Company.

4.5 All action on the part of each Group Company necessary for the authorization, delivery and performance of this Agreement and the Operative Documents, the consummation of the Transactions, has been taken or will be taken as of or prior to the Closing Date.

4.6 The Audited Financial Statements present a true and fair financial representation of the Group as of the Accounting Date and the results of its operations for the period then ended. The Unaudited Financial Statements present a true and fair financial representation of the Group as of 31 March 1996 and the results of its operations for the period then ended. The Financial Statements have been prepared in conformity with generally accepted accounting principles in Sweden ("GAAP") and consistent with those applied with respect to previous three years except for year-end adjustments and accrued accounting for certain income. Since the Accounting Date and up to and including the Closing Date there has been no material adverse change in the properties except for depreciation and normal wear and tear, business or financial condition of the Group, and the business of the Group has been and shall be carried on in the same manner and in the ordinary course of business up to the Closing Date. The books and records of each Group Company have been properly maintained and are accurate in all material respects and contain a true and complete record of the business of the Group. The Company complies in all material respects with the provisions of GAAP relating to the recognition of revenue with respect to the booking and recording of revenue relating to the distribution, sales and licenses of its software products and the provision of maintenance under its service contracts. License revenues are recognized according to the realization concept at the time of invoicing, i.e. after delivery. Maintenance revenues are correctly accounted for at year-end closing by deferring a pro rata portion of revenue (1/12). During the year revenues are recognized when invoiced. In accruing liabilities for outstanding claims, as of 31 March 1996 the estimated ultimate cost of all claims incurred but not settled at 31 March 1996 whether reported or not, has been taken into account. Such liabilities have been calculated in a manner which is consistent with previous years and in accordance with GAAP. Each Group Company has no material liabilities or obligations of any nature (absolute, contingent or otherwise) which are not fully reflected or reserved against in Audited Financial Statements of each Group Company, except liabilities or obligations incurred since the Accounting Date in the ordinary course of business and consistent with past practice.

4.7 Other than assets disposed of in the ordinary course of its business, each Group Company owns, possesses and has good and marketable title to or have license to use all assets included in its balance sheet at Accounting Date and all assets acquired between Accounting Date and the Closing Date, free of all Liens.

4.8 All accounts receivable of each Group Company reflected in the relevant Balance Sheet of that company, or existing at the Closing Date, were recorded in the company's books consistently with the advice of the Company's accountants regarding revenue recognition matters. Except as described on Schedule 4.8a, the bad debt reserves and sales return allowances reflected in each Group Company's Balance Sheet are adequate to the Sellers best knowledge. Set forth on Schedule 4.8b, is a full and complete list and ageing study of all consolidated accounts receivable of the Company existing as of 31 May 1996.

4.9 No Seller claims any title to or payment due in connection with any of the assets of the Group. No Seller has any further claims against any Group Company.

4.10 Set forth on Schedule 4.10a is a true and complete list of all inventions, patents, trademarks, trade names, brand names, copyrights, Software Products (as defined below), and trade secrets or software algorithms now used or anticipated (to the best of Sellers' knowledge) to be used in the business of the Group and to which the title belongs to any of Group Company (collectively, the "LISTED INTELLECTUAL Property"). Schedule 4.10b contains a complete and accurate list of all licenses or agreements which in any way affect the rights of the Group to any of the Listed Intellectual Property or which otherwise implies a license to intellectual property to which the title belongs to a third party (the "INTELLECTUAL PROPERTY LICENSES"). The Group's Listed Intellectual Property does not infringe, or to the Seller's knowledge provide any basis to believe that the Listed Intellectual Property would infringe, upon any intellectual property right of any other Person, nor, to the knowledge of the Sellers, is there any infringement by any other Person of any of the Listed Intellectual Property of the Group. The consummation of the transactions contemplated hereby will not materially alter or impair the Group's rights to any of the Listed Intellectual Property or under any Intellectual Property License. The manner in which the Group has manufactured, packaged, shipped, advertised, labeled and sold its software products complies in all material respects with all applicable Laws.

For the purpose of this Agreement the term "SOFTWARE" shall mean software products which are Listed Intellectual Property listed on Schedule 4.10a, with all modifications, versions, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "SOFTWARE PRODUCTS"). The Software Products also include all of the Group's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Group's copyright in and to each of the Software Products and all works derivative therefrom, all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all system documentation (including all flow charts, logic diagrams, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all betatest data available (excluding all proprietary information of third parties) with respect to the Software Products.

The Company is the sole and exclusive owner of the Listed Intellectual Property. The Software Products listed on Schedule 4.10a have, in its current versions, been developed by employees after January 1, 1993 or, to the extent a consultant has been involved in the development of such Software products, the consultant has signed an agreement under which the consultant is under obligation not to disclose confidential information and the consultant has assigned all intellectual property to the result of his work to the Company.

Each of the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Group has performed all material obligations imposed upon it thereunder, and neither the Group nor, to the Sellers' knowledge, any other party thereto is in default thereunder. To the best of the Sellers' knowledge, each of the Agreements relating to the Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto. Any Group Company has performed all material obligations imposed upon it thereunder, and neither any Group Company nor any other party thereto is in default thereunder. No Group Company has received notice that any party to any of the Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Except as set forth in Schedule 4.10c no licenses, sublicenses, or agreements have been granted or entered into by any Group Company in respect of any of the Listed Intellectual Property except in the ordinary course of business. No director, officer, shareholder or employee of any Group Company owns, directly or indirectly, in whole or in part, any of the Listed Intellectual Property. None of the Group Company, nor to the Sellers' knowledge any of any Group Company's consultants, has entered into any agreement with respect to any Group Company's business regarding Listed Intellectual Property, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive covenant, whether written or oral, with any Person other than the Group.

To the Sellers' knowledge, no Person has asserted any claim of infringement or other interference with third-party rights with respect to the Listed Intellectual Property. Except as set forth on Schedule 4.10d-e, (i) the Group has not disclosed any source code regarding the Software Products to any person other than an employee of the Group or to the Buyer; (ii) the Group has at all times maintained reasonable procedures to protect and has enforced all trade secrets of the Group; (iii) neither any Group Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Software Products and no event has taken place, including the execution of this Agreement or any related change in any Group Company's business activities, which would give rise to such obligation; and (iv) any Group Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed on Schedule 4.10e, the Group has deposited any source code to Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such arrangements.

There are no significant defects in the Software Products which would imply a breach of the Company's Standard License Agreement.

4.11 Each Group Company has filed with the appropriate governmental authorities all required Tax returns and all returns made for the purposes of any Taxes and all other information supplied to any authority for such Taxes and any records maintained for such purposes are complete and correct in all material respects and were made or supplied on a timely basis. Each Group Company has paid all taxes due on or before the Closing Date. No Group Company is in formal dispute with any authority in relation to any Taxes not provided for in the Audited Financial Statements. There is no contingent tax liability for any Group Company that could result in any Lien.

4.12 The Group has received all currently required governmental approvals, consents, licenses and permits. The Group has not received any notifications of any asserted present failure by it to have obtained any such approval, consent, license or permit, or past and unremedied failure to obtain such items.

4.13 To the best of Sellers' knowledge, each Group Company has at all times complied, and is in compliance, with all Laws, applicable to it, to its employees, or to the Listed Intellectual Property or Personal Property as defined in Article 4.20 below. The Group has not received any notification of any asserted present or past unremedied failure by any Group Company to comply with any of such Laws.

4.14 Except as set out in Schedule 4.14, there is no litigation, arbitration or other proceeding in process, pending or, to the Sellers' knowledge, threatened and no currently outstanding injunction or judicial or administrative order or restriction has been imposed or is threatened or expected, and there is no investigation, inquiry or enforcement proceeding or process by any governmental body, which may adversely affect the business, property, Licenses or assets of any Group Company.

4.15 Exhibit 6 lists all Employees with information as to length of employment, salary and notice period (except when set forth by law) of each Employee.

4.16 Exhibit 7 lists all employment contracts, and all bonus, deferred compensation, pension, retirement or other similar arrangements providing for employee benefits, to which any Group Company is a party. The Company has covered the payment of pensions to employees except as set forth in Exhibit 7 and has met all its legal obligations toward them.

4.17 There is no labor strike, dispute, slowdown or stoppage pending or, to the Sellers' best knowledge, threatened against or affecting any Group Company, and the Group has not experienced any work stoppage or other labor difficulty. No collective bargaining agreement is binding on any Group Company. The Sellers have no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union, and each Group Company has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization.

4.18 No Group Company has any loans outstanding to any Seller or Employee or to any other legal entity or individual affiliated directly or indirectly with a Seller or an Employee which, in the aggregate, exceed SEK 100,000.

4.19 Exhibit 8 lists all outstanding powers of attorney and identifies all persons authorized to sign on behalf of and commit any Group Company; and banks where any Group Company has an account and the names of all persons authorized to make deposits and withdrawals from each account.

4.20 Schedule 4.20 contains a complete and accurate list of each item of tangible personal property (Sw. "Inventarielista") having a value in excess of SEK 20,000, which is owned, leased, rented or used by any Group Company (the "PERSONAL PROPERTY"). Each Group Company has delivered to Buyer true and complete copies of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Personal Property. The

Personal Property includes all real property and tangible personal property (other than, in the case of the Personal Property, property rights with an individual value of less than SEK 20,000) reflected in the Audited Financial Statements and all the properties and assets purchased by each Group Company since the date of the Audited Financial Statements (except for such properties or assets sold in the ordinary course of business and consistent with past practice). Each Group Company owns, or has a valid leasehold interest in, all of the real property and tangible personal property used in the business of such Company.

4.21 Exhibit 11 lists all real property owned or leased by any Group Company and includes copies of all real property leases involving any Group Company (as landlord or tenant). The Group has valid and enforceable interests in all real property leased to any Group Company which are necessary to the operations of the Group as presently conducted, and all such interests are to the extent necessary reflected in the financial statements.


4.22  Schedule  4.22  contains a complete  and  accurate  list  (other  than the
Employment Agreements and Intellectual Property Licenses) of all material contracts (i.e. contracts which during its term involves costs or income in excess of SEK 70,000), agreements and understandings, oral or written, to which each Group Company is currently a party or by which the Company is currently bound, including, without limitation, security agreements, license agreements entered into other than in the ordinary and recurring course of the Company's business, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money. No Group Company is in material default under any such agreements or contractual instrument or understanding, and no threat thereof has been made or is outstanding.

4.23 The Group has no single customer accounting for 10% or more of the Group's turnover during the fiscal year last ended. The Group has no supplier from whom the Group has purchased 10% or more of the goods or services purchased by the Group in the fiscal year last ended. The Sellers have no reasonable basis to expect any material modification to the Group's relationship with any customer or supplier except which may result as of the transfer of shares in this Agreement.

4.24 Except as specifically set forth on Schedule 4.24 and except for transactions specifically contemplated in this Agreement, since the dates of the Audited Financial Statements and up to and including the Closing Date, neither any Group Company nor any of its officers or directors in their representative capacities on behalf of any Group Company has:

         (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

         (b) suffered any material  adverse change in its business,  operations,
         assets,  liabilities,   sales,  margins,   profitability  or  condition
         (financial or other);

         (c) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities in excess of SEK 175,000, except liabilities and obligations incurred in the ordinary course of business and consistent with past practice;

         (d) paid, discharged or satisfied any claims or obligations other than the payment in the ordinary course of business and consistent with past practice of claims and obligations reflected or reserved against in the Audited Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Audited Financial Statements, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was incurred;

         (e) permitted or allowed any of its property or assets to be subjected to any Lien except (i) assessments for current taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

         (f) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

         (g) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of any Group Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of such Group Company, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other Person;

         (h) entered into or agreed to any sale, assignment, transfer or license of any intellectual property assets of any Group Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business;

         (i) except for intraGroup contributions no Group Company has declared or paid any dividend, in cash or assets, and no Group Company has declared or paid any stock dividend, or made any distribution of assets or cash or issued, or sold or agreed to issue or sell, any securities intended to be acquired by Buyer pursuant to this Agreement; or

         (j) no Seller has received or procured the transfer of any assets, including but not limited to cash, securities or accounts receivable, from any Group Company to a Seller or any company or individual affiliated (directly or indirectly) with a Seller.

4.25 Except as disclosed in Schedule 4.25, no Group Company has entered into any agreement with any person for brokerage, commissions or fees in connection with this Agreement or the transactions contemplated hereby.

4.26 No Seller is directly or indirectly involved in any business competing with the Group. Each Seller undertakes to sell his shares in such competing businesses within 90 days from Buyer's request to do so.

4.27 Exhibit 10 includes a list of minutes from all board and shareholders meetings of each Group Company and the original minutes from the listed meetings are available at each Group Company, and except as set out in Exhibit 10, no Group Company has had any other meetings.

4.28 Each Group Company maintains insurance in accordance with Schedule 4.28, and nothing has been done or omitted to be done whereby any insurance policy may become void or voidable.

4.29 All information communicated by Sellers to Buyer in connection with this Agreement is to the best of Sellers knowledge accurate and complete in all material respects, and no Seller has to the best of his knowledge failed to disclose any information to Buyer which may materially and adversely affect the business, assets and properties of any Group Company, as per the Closing Date.


5.         WARRANTIES BY SELLERS RE PARENT COMPANY

Sellers represent that the Parent Company is a company which has been incorporated for the sole purpose of being the owner of 30 shares in E.L.G. Data AB and that the Parent Company has never entered into any business or other relation with any entity except for (i) the purpose of acquiring said 30 shares and (ii) providing management services to the Company and that the Parent Company has no existing or contingent liability of any nature to any third party except as may be the result of such management services to the Company.

6.        WARRANTIES AND COVENANTS OF BUYER

Buyer represent and warrant to the Sellers, subject to the exceptions disclosed in Astea's public filings with the Securities and Exchange Commission as follows:

6.1 It shall for the period up to December 31, 1997, maintain at least one Seller as a Director on the Company's board.

6.2 Each Resigning Director shall be acquitted from liability at the next annual general shareholders meeting of the relevant Group Company, subject to the approval of such company's auditors.

6.3 Astea is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted. Astea has delivered or made available a true and correct copy of its Certificate of Incorporation and Bylaws or other charter documents each as amended to date, to counsel for the Sellers.

6.4 The authorized stock of Astea consists of 25,000,000 shares of Common Stock, $.01 par value, of which approximately 13,000,000 shares were issued and outstanding as of 31 May, 1996, and 5,000,000 shares of Preferred Stock. No shares of Preferred Stock are issued or outstanding. As of 31 May, 1996, Astea has also reserved approximately 2,800,000 shares of Common Stock for reserved issuance pursuant to outstanding stock options under its various stock option and stock purchase plans.

The Shares of Astea Common Stock to be issued to the Sellers will, upon issuance and the receipt of the consideration set forth in this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

6.5 Astea has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Astea. This Agreement has been duly executed and delivered by Astea and constitutes the valid and binding obligations of Astea, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Astea or (ii) any material agreement or law, rule or regulation applicable to Astea its properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of Astea to consummate the transactions contemplated hereby.

No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Astea in connection with the execution and delivery of this Agreement by Astea or the consummation by Astea of the transactions contemplated hereby, except for (i) the filing of a Form 8-K with the Securities and Exchange Commission, (ii) listing of the Share Consideration on the Nasdaq National Market, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained, or made would not have a Material Adverse Effect on Astea.

6.6 Astea has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since July 27, 1995 and has made available to United States Counsel to the Sellers, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1995, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1995 and March 31, 1996, (iii) all proxy statements relating to Astea's meetings of stockholders (whether annual or special) held since July 27, 1995, (iv) all other reports or registration statements filed by Astea with the SEC since July 27, 1995 and (v) all amendments and supplements to all such reports and registration statements filed by Astea with the SEC. All such required forms, reports and documents
(including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Astea SEC Reports". As of their respective dates, the Astea SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Astea SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

6.7 Since the date of the Astea Balance Sheet, except with respect to the actions contemplated by this Agreement, Astea and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in Astea; (ii) any damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on Astea; (iii) any material change by Astea in its accounting methods, principles or practices; or (iv) any material revaluation by Astea of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

6.8 There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Astea has received any notice of assertion nor, to Astea's knowledge, is there a reasonable basis to expect such notice of assertion against Astea which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

7.        COVENANT OF SELLERS

7.1 Each Seller covenants not to compete with the Business, on the terms set out in the relevant Executive Agreement which forms part also of this Agreement. Any breach of this covenant - notwithstanding other appropriate remedies available to Buyer - entitles Buyer to liquidated damages of SEK 500,000 for each breach or to compensation for damage actually suffered, whichever is higher. Each Seller is individually responsible for damages under this Article.

7.2 Unless Buyer shall otherwise agree in writing, the business of each Group Company shall from the date hereof through the Closing Date be conducted in, and each Group Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each Group Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of each Group Company, to keep available the services of the current personnel and consultants of each Group Company and to preserve the current relationships of each Company with customers, suppliers and other persons with which each Company has significant business relations.

7.3 From the date hereof through Closing Date, the Sellers in their capacity as managers of the Group shall, and shall cause the officers, directors, employees, auditors and agents of each Group Company to, afford the personnel and agents of Buyer complete access at all reasonable times during normal business hours to the other facilities, books and records of each Group Company, and shall furnish Buyer with all financial, operating and other data and information as Buyer may reasonably request. The parties shall continue to comply with and to perform their respective obligations under the Confidentiality Agreement between Buyer and Abalon AB. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfil the conditions to the transaction. No Seller will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.



8.        NO MATERIAL ADVERSE CHANGE AS OF CLOSING

8.1 As of the Closing, there shall not, unless agreed with the Buyer, have occurred any Material Adverse Change in the business, operations, assets, liabilities, sales, margins, profitability, intellectual property, or prospects of each Group Company or in any material third party contractual or other business relationships of each Group Company. In this Agreement, the term "Material Adverse Change" used with respect to a party means any event, change or effect that (a) is materially adverse to the business and financial status of the Group; provided, however, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general market or economic conditions or conditions generally affecting the personal computer application software industry.

As of the Closing, the results of Buyer's due diligence investigation of each Group Company shall be satisfactory in all respects to Buyer in its sole and absolute discretion.

8.2 As of the Closing, there shall not have occurred any Material Adverse Change in the business, operations, assets, liabilities, sales, margins, profitability, intellectual property, or prospects of Astea. In this Agreement, the term "Material Adverse Change" has been defined, however in the context of Astea the term shall not include any adverse effect resulting from changes in general market or economic conditions or conditions generally affecting the personal computer application software industry, except that either (a) cessation of trading of Buyer's stock or (b) a decrease of US$5 per share in the price of Buyer's stock (measured from the date of this Agreement) on the NASDAQ Stock Market shall be deemed a Material Adverse Change.

8.3 The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Astea, the Sellers and each Group Company is subject, except for such noncompliance which would not result in a Material Adverse Change in the business, prospects or condition of Astea, the Sellers and each Group Company.

8.4 The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Buyer, the Sellers and each Group Company is subject.

9.        INDEMNIFICATION OF SELLERS AND BUYER

9.1 All representations and warranties contained in this Agreement shall survive the Closing until September 30, 1997, and shall not be affected by any investigation made or any knowledge acquired with respect thereto, except as expressly provided in this Article 9.

9.2 (a) From and after the Closing, the Sellers shall indemnify and hold the Buyer, on a pro rata basis, based on each Seller's proportionate interest in the Purchase Price, harmless from and against, and shall reimburse the Indemnified Parties for, any and all losses, damages, liabilities, obligations, judgements, decrees, penalties, taxes, or expenses (including but not limited to any reasonable legal or accounting fees or expenses) ("LOSSES") arising out of or in connection with:

         (i) any inaccuracy in any representation or warranty made by the Sellers in Article 4 and 5 of this Agreement or the Disclosure Schedules; or

         (ii) any failure by the Sellers, or the Group, to perform or comply, in whole or in part, with any covenant in this Agreement.

    (b) From and after the Closing Date the Buyer shall hold the Sellers harmless from and against, and shall reimburse the Sellers for any and all Losses arising out of or in connection with:

         (i) any inaccuracy in any representation or warranty made by the Buyer in this Agreement; and

         (ii) any failure by the Buyer to perform or comply, in whole or in part, with any covenant or agreement contained in this Agreement.

9.3

         (a) No indemnified party shall be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article 9 ("CLAIMS") until the aggregate Losses for which such Indemnified Parties would be otherwise entitled to receive indemnification from Buyer or Sellers jointly exceed SEK 500,000 (the "THRESHOLD"); provided, however, that once such aggregate Losses exceed the Threshold, such indemnified parties shall be entitled to indemnification only for the aggregate amount of all Losses which exceed SEK 500,000 of Claims.

         (b) In no event shall the liability of the Sellers hereunder for Losses incurred by indemnified parties exceed the value of the Share Consideration issued to the Sellers pursuant to this Agreement (that is, the total number of shares of Astea Common Stock issued to the Sellers hereunder) multiplied by the average of the last reported sale prices of Astea Common Stock on the Nasdaq National Market System over the 20 consecutive trading days ending with the day prior to the Closing Date. In no event shall the liability of Astea hereunder exceed US$ 6,000,000.

         (c) The parties agree that the Sellers shall have a right, if possible, to cure a loss within 60 days after receipt of notification of a Claim and prior to submitting any Claim, the parties shall use reasonable efforts to determine the amount, if any, by which their Losses would be offset by recovery of insurance proceeds, reduction of tax liabilities or the creation of a tax benefit to Buyer, and to provide the indemnifying party notice of and a description of such determination. Any liability for indemnification shall be reduced to the extent any Losses specified in a Claim are reduced by such a recovery or reduction.

         (d) No Indemnified Party shall be entitled to receive any indemnification payment with respect to any Claims under this Article 9 which are first asserted by an Indemnified Party after September 30, 1997 provided such Claim or Claims do not relate to Sellers' or Buyer's respective covenants surviving said date in which case claims may be asserted after September 30, 1997.

         (e) Should the Buyer become aware of any Loss for which the Sellers might be liable the Buyer shall within ninety (90) days after the date when the Buyer became aware of the claim, issue a written notice thereof to the Sellers, and has no right to claim compensation should such notice not be issued.

9.4

         (a) An indemnified party shall notify the indemnifying party in writing within sixty (60) days after the assertion against the indemnified party of any claim by a third party (a "THIRD PARTY CLAIM") in respect of which the indemnified party intends to base a Claim for indemnification hereunder, but the failure or delay so to notify the indemnifying party shall not relieve it of any obligation or liability that it may have to the indemnified party except to the extent that the indemnifying party demonstrates that its ability to defend or resolve such Third Party Claim is adversely affected thereby.

         (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the indemnifying party shall have the right, upon written notice given to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the indemnifying party's sole expense, in which are the provisions of Section 9.4
         (b)(ii) thereof shall govern.

         (ii) The indemnifying party shall select counsel reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and the indemnifying party shall defend or handle the same in consultation with the indemnified party and shall keep the indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the indemnified party and the indemnified party is reasonably satisfied with such discharge and release and (B) Buyer shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in a material adverse impact on the business or operation Buyer or the business conducted by the Group. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defence of any claim with its own counsel and at its own expense.

         (c) (i) If the indemnifying party does not give written notice to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim of the indemnifying party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 9.4(c)(ii) below shall govern.

         (ii) The indemnified party may, at the indemnifying party's expense (which shall be paid from time to time by the indemnifying party as such expenses are incurred by the Indemnified Party), select counsel, who shall be reasonably satisfactory to the indemnifying party in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the Indemnified Party.

9.5 Notwithstanding Article 8.3 and 8.4 the limitations therein shall not apply to Sellers' indemnification for any inaccuracy in the representation given by Sellers in Article 5 above.

9.6 At Closing, the Sellers shall pledge Share Consideration equal to 15 % of the Purchase Price to Buyer as a mechanism to satisfy potential claims for indemnification by Astea and its affiliates under this Article 9, (the "HOLDBACK SHARES"). Any liability of the Sellers for indemnification for Losses under this Agreement shall be satisfied, first, from Holdback Shares pursuant to a setoff under this Article 9.6 and, second, to the extent the Holdback Shares are insufficient to satisfy such liability for Losses in full, from the other Share Consideration issued to the Sellers under this Agreement, or the proceeds from any disposition thereof, as the Sellers may elect in writing.

9.6.1 The Holdback Shares shall be deemed as of the Closing Date to be pledged by the Sellers to, and shall be held by, Escrow Agent pursuant to the Escrow Agreement. The Sellers shall deliver to Buyer at the Closing appropriate stock powers endorsed in blank and such other documentation as Buyer may reasonably prescribe to pledge the Holdback Shares to the Escrow Agent. So long as any Holdback Shares are held by Escrow Agent hereunder, Buyer shall have, and the Sellers hereby grant, effective as of the Closing Date, a perfected Lien in such Holdback Shares to secure payment of amounts payable by the Sellers in respect of indemnification Claims under this Article 9.

9.6.2 Except as otherwise set forth in Article 9.6.4 below, for purposes of this Agreement, the "HOLDBACK TERMINATION DATE" shall mean the date which is April 30, 1997, with respect to one-half of the Holdback Shares, and September 30, 1997, with respect to one-half of the Holdback Shares.

With respect to Escrow Agent's release of the Holdback Shares, Section 1.5.2 of Exhibit B of the Escrow Agreement shall apply.

9.6.3 The procedure for payment from the Holdback Shares of indemnification amounts to which Astea or other Indemnified Parties may become entitled under this Section shall be as follows:

         (a) Subject to the limitation that written notice of any Claim for indemnification hereunder must be given to the Sellers not later than the Holdback Termination Date, from time to time as Buyer determines that it or another Indemnified Party is entitled to an indemnification payment under this Article 9, Buyer may give written notice of the Claim to the Sellers describing in such notice the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof.

         (b) If Buyer has not received written objection to a Claim in accordance with the preceding subparagraph (a) from Sellers representing at least a majority in interest of the Holdback Shares within 30 days after notice of such Claim is delivered (the "RESPONSE PERIOD"), the Claim stated in such notice shall be conclusively deemed to be approved by the Sellers, and Escrow Agent shall promptly thereafter transfer to the Indemnified Party from the Holdback Shares an amount of Holdback Shares equal in value to the amount of such Claim. The Holdback Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of the higher of the Closing Date Price or the last reported sale price of Astea's Common Stock on the Nasdaq National Market on the date the notice of claim was delivered.

         (c) If within the Response Period Astea shall have received from the Sellers representing at least a majority in interest in the Holdback Shares, a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be an "OPEN CLAIM," and Astea shall reserve within the Holdback Shares an amount of Holdback Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "CLAIM RESERVE AMOUNT"). The number of Holdback Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by the higher of the Closing Date Price or the average of the last reported sale prices of Astea's Common Stock on the Nasdaq National Market over the 20 trading days preceding such written objection.

         (d) The Claim Reserve Amount for each Open Claim shall be transferred by Astea from the Holdback Shares only in accordance with either (i) a mutual agreement among Astea and Sellers representing at least a majority in interest in all the Holdback Shares, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim.

9.6.4 The Holdback Shares shall be held of record by the Sellers, who shall have full right of a shareholder including but not limited to the right to vote the Holdback Shares on all matters coming before the stockholders of Astea. In the event of any merger or recapitalization or similar transaction involving Astea prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of this Section 9.6, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Astea Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to this Agreement in lieu of such shares of Astea Common Stock. If as a result of any such transaction the stockholders of the Buyer immediately before the transaction will not own in excess of 50% of the voting capital stock of Astea immediately after the transaction, the Holdback Termination Date shall be deemed to be the closing date of such transaction and the

Holdback Shares shall be re-transferred to the Buyer or released to the Sellers, as the case may be, as provided herein.

9.7 The indemnification provisions of this Section are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on fraud in the inducement or a similar theory. Each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

9.8 All of the representations and warranties of the parties hereto contained in the Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing; provided, however, if the damaged party knew or had reason to know of such a breach prior to the Closing and failed to object thereto in writing prior to the Closing, the damaged party shall not be entitled to indemnification under this Article 9 except and only to the extent of the increase in damages beyond the amount known by the damaged party at the Closing) and continue in full force and effect until September 30, 1997. Any claims with respect to the foregoing must be asserted in writing with reasonable particularity by the party making such claim prior to the end of the period referenced above in order to perfect any right of indemnity, and the obligations of the indemnifying party with respect to such claims shall continue until such claims have been finally resolved.

9.9 The respective covenants and agreements of the parties contained in this Agreement shall survive the Closing without limitation as to time.

9.10 Notwithstanding anything herein to the contrary, this Article 9 shall survive termination of this Agreement.





                                                                              32

9.11 The following provisions shall apply with respect to the assertion of claims and the indemnification provisions of this Article 9 of the Sellers against Buyer or Buyer against the Sellers.

         (a) If a claim is asserted by the Buyer against the Sellers the Buyer shall continue to hold in reserve the Holdback Shares until the rights of the Sellers and Buyer with respect thereto have been agreed upon between the Sellers and Buyer or until such matters are settled by arbitration.

         (b) The Sellers and Buyer shall attempt promptly and in good faith to agree upon the rights of the parties with respect to each of such claims. If the Sellers and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and the Holdback Shares shall be distributed or forfeited in accordance with the terms thereof.

         (c) If no such agreement can be reached after good faith negotiation, either Buyer or the Sellers may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.

9.12 In no event shall the aggregate liability of the Sellers for indemnification hereunder or otherwise arising out of or relating to this Agreement exceed the Share Consideration. In no event shall the aggregate liability of Buyer for indemnification hereunder or otherwise arising out of or relating to this Agreement exceed the Share Consideration. The foregoing shall not limit any indemnification to which a Seller would be entitled as an officer or director of Buyer or a Group Company, unless any proceeding directly involves a matter for which indemnification is being specifically sought by Buyer against the Sellers pursuant to the terms of this Agreement and in such event only to the extent that Buyer is entitled to indemnification under this Article 9 (except that expenses will not be advanced to the Sellers in any such matter for which Buyer is seeking indemnification until a final determination that the Sellers are not obligated to indemnify

Buyer hereunder). Buyer shall have the right to recover the proceeds of any such Shares that are sold by Sellers to settle claims of indemnification. The limitation set forth in this Article 9 shall not apply in the event that the Sellers' or Buyer's liability for indemnification, as the case may be, is based upon intentional misrepresentations or other fraudulent conduct.

10.       TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing Date:

         (a) by mutual written consent duly authorized by the Boards of Directors of each Group Company and Buyer;

         (b) by either the Sellers (jointly) or Buyer, if the transaction has not been consummated by June 28, 1996; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

         (c) by either the Sellers jointly or Buyer, if there shall be any law or regulation that makes consummation of the transaction illegal or otherwise prohibited or if any judgement, injunction, order or decree enjoining Buyer, or the Sellers from consummating the transaction is entered and such judgement, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgement, injunction, order or decree;

         (d) by the Sellers jointly, in the event of a material breach by Buyer of any material representation, warranty or covenant contained herein which has not been cured or is not curable by June 28, 1996;

         (e) by Buyer, in the event of a material breach by the Sellers or any Group Company of any material representation, warranty or covenant contained herein which has not been cured or is not curable by June 28, 1996;

         (f) by Buyer, in its discretion, in the event that the average of the Closing Sale Price of the Astea Common Stock shall be less than (USD 26.00/share x.85 =) USD 22.10 per share; or

         (g) by the Sellers, in its discretion, in the event that the Closing Sale Price of the Astea Common Stock shall be greater than (USD 26.00/Share x 1.15=) USD 29.90 per share.

10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Article 10.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any wilful breach hereof.

11.       MISCELLANEOUS

11.1 Each Party will bear its own costs associated with its negotiation, signing and implementation of this Agreement, except that the Buyer shall pay the closing costs related to this transaction as such costs relate to fees and expenses of accountants, attorneys N S Affarsutveckling AB and Hambrect & Quist LLP incurred by Sellers, up to an aggregate amount not exceeding US$ 900,000.

11.2 This Agreement may be terminated and the transaction may be abandoned at any time prior to the Closing by either the Company or Buyer, if the Closing has not been consummated by June 28, 1996; provided, however, that the right to terminate this Agreement under this Article shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

11.3 If any part of any provision of this Agreement is to any extent invalid or unenforceable the remainder of such provision and all other provisions hereof shall be unaffected thereby and shall remain valid and enforceable to the fullest extent permitted by law.

11.4 No Party shall disclose any Confidential Information of the other Party to any third party without its prior written consent.

11.5 No failure to exercise or delay in the exercise of any right or remedy which either Party may have under this Agreement or in connection herewith shall operate as a waiver thereof nor shall any single or partial exercise of any such right or remedy prevent any further or other exercise thereof or of any other such right or remedy.

11.6 In the event of any conflict between this Agreement and any Exhibit, this Agreement shall prevail and the Parties shall procure that the other document is amended so as to reflect the provisions of this Agreement.

11.7 Each Party shall cooperate with the other to facilitate the implementation of the transactions contemplated by this Agreement in the most expeditious manner. To this end, each Party shall do all such things (including executing any further documents) as may be reasonably required or requested by the other Party.

11.8 No waiver or amendment to this Agreement will be effective unless it is in writing and is signed by the Party sought to be bound thereby.

11.9 The construction, validity and performance of this Agreement shall be governed by the laws of Sweden.

11.10 Any controversy or claim arising out of or relating to this Agreement, the breach hereof or the rights or liabilities of either party hereunder shall be referred to and finally settled by arbitration. The arbitral proceedings shall be held in Stockholm, Sweden, in accordance with

Swedish law on arbitration as amended at the date of instigation of arbitral proceedings. The arbitration shall be conducted in the Swedish language but oral or written evidence may be presented in English. Sellers may only appear as one party and neither Seller may be represented other than jointly with the other Sellers. Sellers may elect only one single arbitrator to represent all Sellers jointly. Judgement upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrators' ruling regarding legal fees shall be consistent with the rules and regulations of the Swedish Procedural Code.

11.11 All notices under this Agreement shall be in English and in writing and shall be delivered in person or sent by telex or fax, or special air courier, addressed to the Parties at addresses set out above or to another address or addresses that a Party may notify the others under this Section. A notice delivered in person is deemed received when delivered, and a notice sent by special air courier is deemed to have received at 10:00 a.m. at the place of receipt on the 3rd business day after being duly dispatched. A notice sent by telex or fax is deemed to have been received 1 hour after being sent, if sent on a business day before 4:00 p.m. at the place of receipt, and 10:00 a.m. at the place of receipt on the following business day in any other case.


Buyer and Seller have executed this Share Purchase Agreement on the Agreement Date to be effective from that date.

                                          ASTEA INTERNATIONAL INC.



/s/ Per Edstrom                            By: /s/ Zack Bergreen
- -------------------------------              -------------------------
Per Edstrom                                  Zack Bergreen
                                             Its Chairman and CEO


/s/ Orjan Grinndal
- -------------------------------
Orjan Grinndal


/s/ Henrik Lindberg
- -------------------------------
Henrik Lindberg

                                    EXHIBITS

EXHIBIT 1                   Particulars of the Group
EXHIBIT 2                   Certificate of Registration and Good Standing;
                            Articles of Association for the Group
EXHIBIT 3                   Locations at Which the Business of the Company is
                            Operated
EXHIBIT 4                   Audited Financial Statements
EXHIBIT 5                   Unaudited Financial Statements
EXHIBIT 6                   Employees
EXHIBIT 7                   Employment Contracts, etc.
EXHIBIT 8                   Powers of Attorney; Bank Accounts, etc.
EXHIBIT 9                   Assets
EXHIBIT 10                  Licenses
EXHIBIT 11                  Real Property
EXHIBIT 12                  Material Agreements
EXHIBIT 13                  Executive Agreements
EXHIBIT 14                  Escrow Agreement
EXHIBIT 15                  List of Minutes From Board and Shareholders Meetings


                              DISCLOSURE SCHEDULES

SCHEDULE 5.6                Encumbrances
SCHEDULE 5.10               Pending Litigation
SCHEDULE 5.13               Loans to Employees
SCHEDULE 5.20.1             Dividends Declared or Paid
SCHEDULE 5.20.3             Transfer of Assets
SCHEDULE 5.23               Sellers' Involvement in Competing Business